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                                                                    EXHIBIT 10.7

                                    NET LEASE

THIS NET LEASE (this "Lease") is made as of June 21, 1999, by and between Penobscot Land Company, a Michigan co-partnership, whose address is c/o Chateau Management and Realty, Inc., Suite 305, 2050 North Woodward Avenue, Bloomfield Hills, Michigan 48304-2260 ("Landlord"), and Asset Acceptance Corp., a Michigan corporation, Lee Acceptance Corp., a Michigan corporation, Financial Credit Corp., a Michigan corporation, and City Financial Corp., a Michigan corporation, jointly and severally, whose addresses for purposes of this Lease is 23550 Harper Avenue, St. Clair Shores, Michigan 48080 (collectively, "Tenant").

                            SECTION 1: THE PREMISES

1.01 Landlord hereby leases to Tenant the real property located at 6985 Miller Road, Warren, Michigan 48092, more particularly described in Exhibit "A" attached to and made an integral part of this Lease (the "Land"), together with an industrial building and other improvements constructed on the Land which total approximately 22,724 square feet (the "Improvements") (the Land and the Improvements collectively will constitute and be referred to in this Lease as the "Premises").

                              SECTION 2: THE TERM

2.01 The Term will commence (the "Commencement Date") on September 1, 1999 and shall terminate on the last day of the sixtieth (60th) full calendar month following the Commencement Date (the "Termination Date"), unless sooner terminated in accordance with this Lease. Notwithstanding the foregoing, Landlord shall deliver possession of the Premises to Tenant upon execution of this Lease by both Landlord and Tenant.

2.02 Tenant shall have the right and option to extend the Term from the date upon which it would otherwise terminate for one (1) renewal period of five (5) years ("Renewal Period") upon the same terms and conditions as set forth herein, by notifying Landlord in writing not less than ninety
         (90) days prior to the expiration of the original Term. Notwithstanding the foregoing, Tenant may not exercise or be entitled to extend the Term if it is in default under the terms of this Lease as of the date it exercises the renewal option or at the commencement of the Renewal Period.

                              SECTION 3: BASE RENT

3.01 Subject to all of the terms of this Lease, Tenant agrees to pay to Landlord, as minimum net rental for the original Term of this Lease, as follows:

         (a) from the first full calendar month through the thirty sixth full calendar month, Tenant shall pay Landlord minimum net rental of One Hundred Eighty One

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                  Thousand Seven Hundred Ninety One and 96/100 Dollars
                  ($181,791.96) per year in equal monthly installments of Fifteen Thousand One Hundred Forty Nine and 33/100 Dollars ($15,149.33); and

         (b) from the thirty seventh full calendar month through the sixtieth full calendar month, Tenant shall pay Landlord minimum net rent at the rate of Two Hundred Four Thousand Five Hundred Sixteen and 00/100 Dollars ($204,516.00) per year in equal monthly installments of Seventeen Thousand Forty Three and 00/100 Dollars ($17,043.00).

         (c) from the sixty first full calendar month through the ninety-sixth full calendar month, Tenant shall pay Landlord minimum net rent at a rate of Two Hundred Fifteen Thousand Eight Hundred Seventy Seven and 96/100 Dollars ($215,877.96) per year in equal monthly installments of Seventeen Thousand Nine Hundred Eighty Nine and 83/100 Dollars ($17,989.83).

         (d) from the ninety-seventh first full calendar month through the one hundred and twentieth full calendar month, Tenant shall pay Landlord minimum rent at a rate of Two Hundred Twenty Seven Thousand Two Hundred Forty and 04/100 Dollars ($227,240.04) per year in equal monthly installments of Eighteen Thousand Nine Hundred Thirty Six and 67/100 Dollars ($18,936.67).

3.02 Each monthly installment of minimum net rental will be paid in advance, without any set-offs or deductions, on the first day of each and every month (the "Rent Day") during the Term at the office of Landlord at the address first shown above or at such other place as Landlord from time to time may designate in writing.

3.03 Notwithstanding anything to the contrary set forth in this Lease, Tenant shall make its first monthly payment of minimum net rent to Landlord -upon execution of this Lease. No minimum net rent payment shall be due from Tenant to Landlord on the Commencement Date. The next payment of minimum net rent shall be due October 1, 1999.

                      SECTION 4: LATE CHARGES AND INTEREST

4.01 Any rent or other sums payable by Tenant to Landlord under this Lease not paid within seven (7) days after the same is due shall incur a late charge for reimbursement of Landlord's anticipated out-of-pocket expenses due to such failure to pay of five percent (5%) of the amount of such payment.

4.02 Any rent or other sums payable by Tenant to Landlord under this Lease, not paid within seven (7) days after the same are due, will bear interest at a per annum rate equal to the greater of twelve percent (12%) or four (4) percentage points above the interest rate per annum announced by Michigan National Bank, as its "prime rate" on the date when the rent, late charges or other sums become due, but not in excess of the maximum interest rate permitted by law. Such interest will be due and payable as additional rent on or

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         before the next Rent Day or within ten (10) days of a written demand therefor by Landlord, whichever occurs first, and will accrue from the date that such rent, late charges or other sums first became due under the provisions of this Lease until actually paid by Tenant.

4.03 Any default in the payment of rent or other sums will not be considered cured unless and until the interest due hereunder is paid by Tenant to Landlord. The obligation hereunder to pay interest will exist in addition to and not in place of the other default provisions of this Lease. Any money and other charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated as rental shall be deemed rent and Tenant's failure to pay such money or other charges required under this Lease shall carry with it the same consequences (including the right to commence summary proceedings), as a failure to pay rental.

4.04 In the event any charge imposed hereunder or under any of the Sections of this Lease is either stated to be or is construed as interest, then no such interest charge shall be calculated at a rate that is higher than the maximum interest rate permitted by law, which maximum rate shall be substituted for the rate in excess thereof.

                  SECTION 5: TAXES, ASSESSMENTS AND UTILITIES,

5.01 Tenant agrees to pay, as additional rent for the Premises, all taxes and assessments, general and special, all water rates and all other governmental impositions which may be levied on the Premises or any part thereof, or on any building or improvements at any time situated thereon during or pertaining to the Term and any extensions thereof (collectively, "Impositions"). Impositions shall include, without limitation:

         (a) The amount of all taxes, assessments, fees, rates and charges, excises, levies, license taxes and fees, permit fees, inspection fees and other authorization fees and other governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Premises or by others, subsequently created or otherwise, which at any time during or in respect of the term of this Lease may be levied or assessed against, or before a lien upon or may be confirmed or imposed on or in respect of, or payable with respect to (i) the Premises or any portion thereof or the interest of Tenant or Landlord therein or in respect thereof, (ii) the rentals and other amounts payable by Tenant hereunder, (iii) this Lease or the interests of Tenant or Landlord hereunder, (iv) the possession, use, occupancy, maintenance or repair of the Premises or any portion thereof, (v) gross receipts from the Premises or any portion thereof, or (vi) the earnings arising from the possession, use or occupancy of the Premises. Notwithstanding the foregoing, Impositions shall not include
                  (i) any franchise tax or income tax, (ii) any excess profit tax of Landlord determined on the basis of Landlord's general income or revenues, unless as provided below such tax is in substitution of another tax or assessment upon or against the Premises, or (iii) Landlord's Michigan Single Business Tax or any tax in

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                  substitution thereof. In the event the United States, the City of Warren, the County of Macomb, the State of Michigan, or other political subdivision of any such governmental authority having jurisdiction over the Premises imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rents payable by Tenant under this Lease or the income of Landlord derived from this Lease, or with respect to Landlord's ownership of the Premises, by way of substitution for all or any part of the tax assessments levied or assessed against the Premises or in addition thereto, such substituted or additional tax, assessment or surcharge shall to the extent of such substitution be deemed an Imposition. Impositions shall not include fines or penalties imposed upon the Landlord or the Premises as a result of acts or omissions of parties other than Tenant, its agents or contractors.

         The property taxes and assessments for the first and last years of the Term or any extension thereof will be prorated between Landlord and Tenant so that Tenant will be responsible for any such tax or assessment attributable to the period during which Tenant has possession of the Premises. The so-called "due-date" method of proration will be used, it being presumed that taxes and assessments are payable in advance. Tenant shall pay the amount of real property taxes at least thirty (30) days before they become delinquent. Tenant shall submit to Landlord at least ten (10) days prior to the date such taxes become delinquent, paid receipts evidencing payment of such taxes. In addition to any right or remedy provided Landlord under this Lease, Tenant shall pay any late payment fees or interest charges of any taxing authority incurred as a result of Tenant's failure to pay Impositions in accordance with this Lease.

5.02 From and after the date hereof, Tenant agrees to pay all charges made against the Premises for gas, heat, electricity and all other utilities applicable to Tenant's occupancy of the Premises.

                           SECTION 6: USE OF PREMISES

6.01 The Premises during the continuance of this Lease will be used and occupied for general office use only and for no other purpose without the prior written consent of Landlord. Tenant agrees that it will not use or permit any person to use the Premises or any part thereof for any use or purposes in violation of the laws of the United States, the laws, ordinances or other regulations of the State and municipality in which the Premises are located, or of any other lawful authorities. During the Term or any extended term Tenant will keep the Premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition and generally will comply with all lawful health and policy regulations. All signs and advertising displayed in and about the Premises will be such only as to advertise the business carried on upon the Premises, and will be in accordance with all applicable laws, rules, regulations and ordinances. No awning will be installed or used on the exterior of the building unless approved in writing by Landlord, which approval shall not be unreasonably withheld.

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                              SECTION 7: INSURANCE

7.01 Tenant, at Tenant's expense, will obtain and maintain at all times during the Term of this. Lease and any extensions thereof until surrender of the Premises to Landlord, a primary policy of insurance covering the Premises and providing the insurance protection described in this Section 7. Tenant will retain in its possession the original policy and all endorsements, renewal certificates and new policies, if any, issued during the Term.

7.02 The liability coverage under the primary policy will name Landlord and Landlord's mortgagee as additional insured parties, and will provide comprehensive general public liability insurance, including blanket contractual coverage, against claims for or arising out of bodily injury, death or properly damage occurring in, on or about the Premises or property in, on or about the streets, sidewalks or properties adjacent to the Premises. The limits of coverage will be, initially, if dual limits are provided, not less than Five Million and 00/100 ($5,000,000.00) Dollars with respect to injury or death of a single person, not less than Five Million and 00/100 ($5,000,000.00) Dollars with respect to one occurrence, and not less than Two Million ($2,000,000.00) Dollars with respect to one occurrence of property damage or, in the alternative, a single limit policy in the amount of Five Million and 00/100 ($5,000,000.00) Dollars, and thereafter in such reasonably appropriate increased amounts as may be determined by Landlord or Landlord's mortgagee; provided, however, that the amount of coverage will not be increased more frequently than at one (1) year intervals. The policy will contain cross-liability endorsements.

7.03     The primary policy will insure the Improvements (as defined in Section
         1.01 hereof) for full replacement cost against loss by fire with standard extended risk coverage, vandalism, malicious mischief, sprinkler leakage and all other risk perils. The named insureds will be Landlord and Landlord's mortgagee, only.

7.04 The primary policy also will provide loss of rents coverage sufficient, to cover the minimum net rental and all other charges which are the obligation of Tenant under this Lease for a twelve (12) month period from the date of any loss or casualty.

7.05 Tenant shall also obtain, at its own expense, a policy of "all risks" insurance covering Tenant's personal property, trade fixtures and any alterations or improvements made to the Premises by Tenant after the Commencement Date. Such insurance shall be in an amount to cover one hundred (100%) percent of such property.

7.06 The insurance policy or policies to be provided by Tenant hereunder shall be issued by an insurance company or companies having an A.M. Best Company rating of not less than "A". Each policy procured by Tenant under this Section 7 must provide for at least thirty (30) days' written notice to Landlord of any cancellation. Tenant will deliver to Landlord certificates of insurance at least thirty (30) days prior to the Commencement Date, together with receipts evidencing payment of the premiums therefor, and Tenant will deliver to Landlord a copy of the policy or policies promptly upon receipt. Tenant will deliver certificates of renewal for such policies to Landlord at least thirty
         (30),days prior to the expiration dates thereof, and Tenant will deliver to Landlord a copy of the renewed

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         policy or policies promptly upon receipt. The insurance provided by
         Tenant under this Section 7 may be in the form of a blanket insurance policy covering other properties as well as the Premises; provided, however, that any such policy or policies of blanket insurance (i) must specify therein, or Tenant must furnish Landlord with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Premises, which amounts will not be less than the amounts required by subsection 7.02 hereof, and (ii) such amounts so specified must be sufficient to prevent Landlord or Landlord's mortgagee from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance must, as to the Premises, otherwise comply as to endorsements and coverage with the other provisions of this Section 7.

7.07 Except with respect to the insurance required by subsection 7.02, neither Landlord nor Tenant may take out separate insurance concurrent in form or contributing in the event of loss with that required under this Section 7 unless Landlord and Tenant are included therein as the insured payable as provided in this Lease. Each party will notify the other immediately of the placing of any such separate insurance.

7.08 If Tenant fails to provide all or any of the insurance required to be obtained by Tenant under this Section 7, or subsequently fails to maintain such insurance in accordance with the requirements of this Section, Landlord may (but will not be required to) procure or renew such insurance, and any amounts paid by Landlord for such insurance will be additional rental due and payable on or before the next Rent Day, together with late charges and interest as provided in Section 4.

7.09 In the event of loss under any policy or policies provided by Tenant to Landlord under this Section 7, other than the liability policy required by subsection 7.2 and the insurance covering the personal property required by Subsection 7.05, the insurance proceeds will be payable to Landlord or Landlord's mortgagee; thereafter, such proceeds, with the exception of the loss of rents insurance proceeds, will be used for the expense of repairing or rebuilding- the Improvements which have been damaged or destroyed if Landlord in its sole discretion and its mortgagee are satisfied that the amount of insurance proceeds are and will be at all times sufficient to pay for the completion of the repairs or rebuilding, and Landlord's mortgagee otherwise makes the proceeds available for repairing and restoring. If Landlord or Landlord's mortgagee elect not to repair or restore the Improvements, then this Lease shall terminate effective as of the date of such casualty.

7.10 If Landlord's mortgagee under any first mortgage on the Premises at any time requires, pursuant to the terms of the mortgage, that payment of insurance premiums be made from an escrowed fund, then Landlord will so notify Tenant, in writing. In such event, Tenant will not directly pay the insurance premiums, but instead will pay to Landlord, as additional rent, the amounts which Landlord must pay into the escrowed fund on account of such premiums. If the actual premiums, when due, exceed the total payments from time to time made by Tenant under the previous sentence, then Tenant upon demand will pay any deficiency to Landlord. If the payments made by Tenant under this subsection over the Term exceed the amount of premiums paid from such fund, Landlord will refund

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         the excess to Tenant at the expiration of the Term, or at the time such excess is refunded by the mortgagee to Landlord, whichever occurs first.

                  SECTION 8: DAMAGE BY FIRE OR OTHER CASUALTY

8.01 It is understood and agreed that if the Premises are damaged or destroyed in whole or in part by fire or other casualty during the Term, then, if (a) in Landlord's judgment there are sufficient insurance proceeds available to Landlord to pay for completion of any required repairs, (b) there are at least twenty four (24) months remaining in the Term, and (c) the repairs can be completed within 150 days, Landlord, will repair and restore the same to good tenantable condition with reasonable dispatch.

8.02 Tenant will have the option, exercisable by written notice to Landlord upon restoration of the Premises, to extend the original Term of this Lease for a period equal to the period, if any, during which Tenant was deprived of the use of all or a significant portion of the Premises by reason of such damage or destruction. Tenant's option must be exercised within sixty (60) days following completion of the restoration and repair work.

8.03 If the Premises become untenantable as a result of any damage or destruction to the Premises caused by fire or other casualty, then Tenant will be allowed an abatement of all minimum net rent required to be paid hereunder; provided, however that Tenant's obligation to pay minimum net rent shall recommence as soon as Landlord substantially completes all required repairs to the Improvements. In an event of a casualty rendering a portion of the Premises untenantable, Tenant shall be entitled to an equitable abatement of minimum net rent until such time as the Premises become tenantable.

                               SECTION 9: REPAIRS

9.01 Landlord shall keep and maintain the roof and exterior walls of the buildings presently located on the Premises exclusive of doors, door frames, door checks, windows, and exclusive of window frames located in exterior building walls, in good condition and repair, reasonable wear and tear and loss or damage due to the act or negligence of Tenant, its agents, employees, invitees, licensees, or contractors excepted. Landlord's repairs shall be made within a reasonable time (depending on the nature of the repair) after receiving notice or having actual knowledge of the need for such repair. Landlord shall not be obligated to make any other improvements or repairs of any kind or nature upon the Premises. Without limiting the generality of the foregoing, Landlord has made no promise to Tenant to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof and no representations respecting the condition of the Premises have been made to Tenant by or on behalf of Landlord except to the extent expressly set forth in this Lease and Tenant hereby acknowledges that Tenant has inspected the Premises and accepts the Premises "AS IS." Notwithstanding the foregoing, prior to the Commencement Date, Landlord shall repair the heating, ventilating and air conditioning unit so that it is in good working order, at Landlord's sole cost and expense.

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9.02     Except as expressly provided in Section 9.01, Tenant shall, from and after the date hereof, maintain the Premises in good condition and repair except for normal wear and tear and casualty damage (including replacement of parts and equipment, if necessary) and any and all appurtenances thereto where ever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, all plumbing and sewage facilities within the Premises, including free flow to the main sewer line, grease traps, hair traps, fixtures, heating and air conditioning and electrical systems, sprinkler systems, walls, floors and ceilings. The plumbing and sewage facilities serving the Premises shall not be used for any purpose other than for which they are constructed, nor shall Tenant introduce any matter therein which results in blocking such facilities. Tenant shall also pay all other expenses in connection with the maintenance of the Premises, including repair and upkeep of grounds, sidewalks, driveways and parking areas in accordance with the standard required under this Section 9.02.

9.03 Notwithstanding anything to the contrary set forth in this Lease, prior to the Commencement Date, Tenant shall have the parking areas and driveways repaired, seal coated and stripped by a contractor approved by Landlord. Upon completion thereof, Tenant shall submit an itemized bill from the contractor to Landlord and Landlord shall reimburse Tenant for one-half (1 /2) of the cost for such work up to a maximum of Five Thousand Dollars ($5,000.00).

             SECTION 10: PAYMENT FOR SERVICES RENDERED BY LANDLORD

10.01 If Landlord at any time (i) does any work or performs any service in connection with the Premises, or (ii) supplies any materials to the Premises and the cost of the services, work or materials is Tenant's responsibility under the provisions of this Lease, Landlord will invoice Tenant for the cost, payable within fifteen (15) days after delivery of the invoice. This Section will apply to any such work, services or materials whether furnished at Tenant's request or on its behalf and whether furnished or caused to be furnished by Landlord or its agents, employees or contractors. Landlord shall provide not less than five (5) days prior written notice of any work which Landlord intends to perform under this Section; provided, however that no prior written notice shall be required if Landlord believes in good faith an emergency situation exists or Tenant is in default hereunder beyond any applicable grace period. All amounts payable under this Section will be additional rental and failure by Tenant to pay them when due will be a default under this Lease and further will result in the assessment of late charges and interest under Section 4.

                            SECTION 11: ALTERATIONS

11.01 The parties agree that Tenant will not make any alterations, additions or improvements to the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to non-structural alterations,

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         additions or improvements. Landlord may withhold its consent in its sole discretion with respect to structural alterations, additions or improvements. All alterations, additions or improvements made by either of the parties hereto on the Premises will be the property of Landlord and will remain on and be surrendered with the Premises at the termination of this Lease. Alterations, additions or improvements made by Tenant shall not be required to be removed and the Premises restored by Tenant unless Landlord expressly conditions its approval of such alterations, additions or improvements on the removal thereof by Tenant at the termination of the Term. All such alterations, additions and improvements shall be (a) subject to reasonable conditions specified by Landlord, (b) in accordance with all applicable laws, rules, regulations and ordinances, (c) performed by licensed trade people, and
         (d) performed in a good workmanlike and diligent manner. Tenant shall obtain building permits) for all alterations, additions and improvements on the Premises. Any request by Tenant to make any alteration, addition or improvement under this Section shall be reasonably detailed.

                               SECTION 12: LIENS

12.01 Any construction liens filed against the Premises for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days thereafter. For purposes hereof, the bonding of such lien by a reputable casualty insurance company reasonable satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall indemnify, defend and hold Landlord harmless from and with respect to any such claims, damages, losses or expenses (including reasonable attorneys' fees) which Landlord may incur arising out of the existence or attempted enforcement of any such liens.

                           SECTION 13: EMINENT DOMAIN

13.01 In the event that during the Term proceedings are instituted under the power of eminent domain which result in the taking of any part of the building on the Premises or the taking of a portion of the parking area, and Tenant's business is significantly and adversely affected, resulting in an eviction total or partial of Tenant therefrom, then at the time of such eviction this Lease will be void and the Term will cease and terminate; and, if Tenant thereafter continues in possession of the Premises or any part thereof, it will be a lease from month to month and for no longer term, anything in this instrument to the contrary notwithstanding. If there is only a partial taking, not including a portion of the building or reducing parking to the extent described in the previous sentence, Landlord will restore the Premises to the extent necessary to permit Tenant to continue its use of the Premises; provided further that the whole of any award for any portion of the Premises taken by reason of said condemnation proceedings will be solely the property of and payable to Landlord, and provided further that the whole of any award for loss of business and for removal and relocation expenses in any such condemnation proceedings will be the sole property of and be payable to Tenant. It is further agreed that in any such

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         condemnation proceedings Landlord and Tenant will each seek its own award and do so at its own expense.

                      SECTION 14: ASSIGNMENT OR SUBLETTING

14.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the entire Premises or allow anyone to use or to come in with, through or under it without like consent, which consent will not be withheld unreasonably if the proposed subtenant's or assignee's proposed use of the Premises does not violate the use clause of this Lease. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default hereunder. One such consent will not be deemed a consent to any subsequent assignment, subletting, occupation or use by any other person.

         Notwithstanding the foregoing, Tenant may, however, assign this Lease after ten (10) days written notice to Landlord (but without Landlord's consent) to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to the purchaser of substantially all of Tenant's assets if the assignee executes an agreement reasonably acceptable to Landlord assuming Tenant's obligations hereunder and agrees to pay Landlord's reasonable attorneys' fees in reviewing and/or approving any such proposed assignment.

         The acceptance of rent from an assignee, subtenant or occupant will not release Tenant from or alter the primary liability of Tenant to perform the obligations of Tenant contained in this Lease. In the event of any assignment or sublease of all of the Premises where the rental or other consideration reserved in the sublease or by the assignment exceeds the rental or pro rata portion of the rental, as the case may be, for such space reserved in this Lease, Tenant agrees to pay Landlord monthly, as additional rent, on the Rent Day, the excess of the rental or other consideration reserved in the sublease or assignment over the rental reserved in this Lease applicable to the subleased/assigned space. Tenant acknowledges that Landlord selected Tenant in part on the basis of Tenant's proposed use and occupation of the Premises and agrees that Landlord may withhold consent to any proposed sublease or assignment if the subtenant's or assignee's proposed use of the Premises would violate the use clause of this Lease.

                       SECTION 15: INSPECTION OF PREMISES

15.01 Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times during business hours for the purpose of inspecting the same.

                       SECTION 16: FIXTURES AND EQUIPMENT

16.01 All fixtures and equipment paid for by Landlord and all fixtures and equipment which may be paid for and placed on the Premises by Tenant from time to time, but which are so incorporated and affixed to Improvements that their removal would involve damage or structural change to Improvements, will be and remain the property of Landlord.

16.02    All furnishings, equipment and fixtures, other than those specified in
         Section 16.01, which are paid for and placed on the Premises by Tenant from time to time (other than those which are replacements for fixtures originally paid for by Landlord) will remain the property of Tenant.

                         SECTION 17: NOTICE OR DEMANDS

17.01 All bills, notices, statements, communications to or demands (collectively, "Notices or Demands") upon Landlord or Tenant, desired or required to be given under any of the provisions hereof, must be in writing. Any such Notices or Demands will be deemed to have been duly and sufficiently given if (a) a properly addressed copy thereof has been mailed by United States mail in an envelope properly stamped arid addressed, (b) by means of a reputable overnight delivery service guaranteeing next day delivery ("Overnight Courier"), or (c) personally delivered at:

         If to Landlord:                Penobscot Land Company
                                        C/o Chateau Management and Realty, Inc.
                                        Suite 305
                                        2050 North Woodward Avenue
                                        Bloomfield Hills, Michigan 48034-2260
                                        Attn: Thomas T. Beeler

         If to Tenant:                  Asset Acceptance Corp.
                                        Lee Acceptance Corp.
                                        Financial Credit Corp.
                                        City Financial Corp.
                                        23550 Harper Avenue
                                        St. Clair Shores, Michigan  48080
                                        Attn: Mark A. Redman, CPA/Vice President
                                               of Finance

         If to Tenant after             Asset Acceptance Corp.
         the Commencement               Lee Acceptance Corp.
         Date:                          Financial Credit Corp.
                                        City Financial Corp.
                                        6985 Miller Road
                                        Warren, Michigan  48092
                                        Attn: Mark A. Redman, CPA/Vice President
                                               of Finance

         or at such other address as either Landlord or Tenant may have last furnished in writing to the other for such purpose. Except where receipt of notice is expressly required in this Lease, the effective date of such Notice or Demand will be deemed to be the time when personally delivered or mailed (either by United States Mail or Overnight Courier) as herein provided.

                    SECTION 18: BREACH; INSOLVENCY; REENTRY

18.01    (a)      In the event Tenant shall fail to pay the rent reserved herein when due, and Tenant shall fail to cure such default within ten (10) days, Landlord shall, in addition to its other remedies provided by law, have the remedies set forth in
                  Section 18.01(c) hereof.

         (b) If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days after the receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail, within said thirty (30) day period, to commence and thereafter proceed diligently to cure such default within such additional reasonable period of time (not exceeding 90 days in total), then and in either of such event, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant, and any sum so expended by Landlord plus interest shall be additional rent for all purposes hereunder, including Section 18.01 (a) hereof, and shall be paid by Tenant with the next monthly installment of rent or within ten (10) days of a written demand therefor by Landlord.

         (c) If any rent shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured within the time provided in Section
                  18.01 (a) and (b) hereof, then Landlord, in addition to its other remedies, shall have the immediate right of re-entry. Should Landlord re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease, or, from time to time, without terminating this Lease, relet the Premises or any part thereof on such terms and conditions as Landlord shall in its reasonable discretion deem advisable. The avails of such reletting shall be applied: first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any costs of such reletting, including the cost of any repairs to the Premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord.

                  Notwithstanding the foregoing, in lieu of the foregoing computation, Landlord may elect, at its sole option, to receive liquidated damages in one payment equal to any deficiency between (i) the total rent reserved hereunder through the balance of the Lease term, and (ii) the fair and reasonable rental value of the Premises during such period, both discounted at the rate of interest then announced by Michigan National Bank, as its "prime rate" plus two percent (2%), to present value at the time of declaration of forfeiture.

18.02    (a)      Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant, nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code.

         (b) In the event the interest or estate created in Tenant hereby shall be taken in execution or by the process of law, or if Tenant's assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Bankruptcy Code, or if Tenant is adjudicated insolvent by a court of competent jurisdiction, other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in any such event, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

         (c) Tenant shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or of the assets of Tenant, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within ninety (90) days after such allowance or appointment. Any act described in this Section 18.02(c) shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

         (d) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease, including, but not limited to, the use as provided in Section 6 hereof, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Base Rent and other charges otherwise due pursuant to this Lease and (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter VII of the Bankruptcy Code or within sixty (60) days of the filing of a petition under any other Chapter; and
                  (iv) to give Landlord at least forty-five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; and (v) to give at least thirty (30) days' prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease.

         (e) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                SECTION 19: SURRENDER OF PREMISES ON TERMINATION

19.01 At the expiration (or earlier termination) of the Term, Tenant will surrender the Premises broom-clean and in as good condition and repair except for normal wear and tear and casualty damage, and promptly upon surrender will deliver all keys and building security cards for the Premises to Landlord at the place then fixed for payment of rent. All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with the costs, if any, of removing from the Premises any property of Tenant left therein, shall be invoiced to Tenant and shall be payable as additional rental within ten (10) days after receipt of invoice.

         SECTION 20: PERFORMANCE BY LANDLORD OF THE COVENANTS OF TENANT

20.01 Should Tenant at any time fail to do any of the things required to be done by it under the provisions of this Lease within thirty (30) days of a written demand therefor (except in emergency situations, in which case Landlord shall endeavor to provide telephone notice), then Landlord in such event may (but will not be required to) do the same or cause the same to be done, and the amount of any money expended by Landlord in connection therewith will be due from Tenant to Landlord as additional rent on or before the next Rent Day, bearing interest at the rate set forth in Section 4.02 from the date of payment until the repayment thereof to Landlord by Tenant. On default in such payment, Landlord will have the same remedies as on default in payment of rent.

                SECTION 21: SUBORDINATION; ESTOPPEL CERTIFICATES

21.01 Tenant agrees that Landlord may choose to make this Lease subordinate or paramount to any mortgages or trust deeds now or hereafter affecting the Premises, and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements and extensions thereon, provided the mortgagee or trustee named in any such mortgages or trust deeds agrees to recognize and not disturb the lease of Tenant in the event of foreclosure if Tenant is not in default beyond any applicable cure period allowed under this Lease. Tenant will execute promptly any instrument or certificate that Landlord may reasonably request to confirm such subordination. Landlord agrees to exercise its best efforts to cause the holder of any mortgage affecting the Premises to enter into a subordination non-disturbance and attornment agreement with Tenant on the form customarily required by such holder.

21.02 Tenant, within fifteen (15) days after request (at anytime or times) by Landlord, will execute and deliver to Landlord an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect or is in full force and effect as modified, stating the modifications and stating that Tenant does not claim that Landlord is in default in any way or listing any such claimed defaults. The certificate also will confirm the amount of monthly minimum net rental as of the date of the certificate, the date to which the rent has been paid in advance and the amount of any security deposit or prepaid rent. If Tenant fails to deliver the executed certificate to Landlord within the fifteen (15) day period, the accuracy of the proposed certificate will be deemed conclusively confirmed.

                          SECTION 22: QUIET ENJOYMENT

22.01 Landlord agrees that at all times when Tenant is not in default (beyond any applicable cure period) under the provisions and during the Term of this Lease Tenant's quiet and peaceable enjoyment of the Premises will not be disturbed or interfered with by Landlord or any person claiming by, through or under Landlord.

                            SECTION 23: HOLDING OVER

23.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the minimum net rental for each month will be one hundred fifty percent (150%) of the last full monthly installment of minimum net rental which Tenant was required to pay under this Lease for the last full month preceding the month in which this Lease expired or was terminated.

                   SECTION 24: REMEDIES NOT EXCLUSIVE; WAIVER

24.01 Each and every one of the rights, remedies and benefits provided by this Lease are cumulative and are not exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

24.02 One or more waivers of any covenant or condition by Landlord will not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

                       SECTION 25: WAIVER OF SUBROGATION

25.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any of the risks covered by the insurance policies carried or to be carried by them under this Lease.

                       SECTION 26: RIGHT TO SHOW PREMISES

26.01 For a period commencing one hundred eighty (180) days prior to the termination of this Lease or any extension thereof, Landlord may show the Premises (at reasonable times after reasonable notice and may display about the Premises signs advertising the availability of the Premises.

                          SECTION 27: SECURITY DEPOSIT

27.01 Tenant shall pay to Landlord upon execution of this Lease the sum of Fifteen Thousand One Hundred Forty Nine and 33/100 Dollars ($15,149.33) ("Security Deposit") which Landlord is to retain as security for the faithful performance of all covenants, conditions and agreements of this Lease. In no event shall Landlord be obligated to apply the same upon rents in arrears or upon damages for Tenant's failure to perform the said covenants, conditions, and agreements of this Lease; however, Landlord may so apply the Security Deposit, as its option. Landlord's right to bring a special proceeding to recover or otherwise to obtain possession of the Premises before or after Landlord's declaration of the termination of this Lease for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that Landlord holds the Security Deposit. Such Security Deposit, if not applied toward the payment of rents in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's default, is to be returned to Tenant without interest, except as provided by law, when this Lease is terminated according to its terms, but in no event is such Security Deposit to be returned until Tenant has vacated the Premises and delivered possession thereof to Landlord. In the event that Landlord repossesses itself of the Premises, whether by special proceeding or re-entry or otherwise, because of Tenant's default, Landlord may apply such Security Deposit upon all damages suffered to the date of said repossession and may retain the Security Deposit to apply upon such damages as may be suffered or shall accrue thereafter by reason of Tenant's default. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, such Security Deposit shall be deemed to be applied first to the payment of any rents due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of such Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages. Landlord shall not be obligated to keep such Security Deposit as a separate fund buy may commingle the Security Deposit with its own funds. In the event Landlord applies the Security Deposit in whole or in part, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the Security Deposit in the initial amount. Failure of Tenant to deposit such additional amount shall entitle Landlord avail itself of the remedies provided in this Lease for nonpayment of rent by Tenant.

                          SECTION 28: MOVE-IN; MOVE OUT

28.01 All activities of Tenant in connection with either its move into the Premises at the commencement of this Lease or its move out of the Premises at any time (whether or not on the termination of this Lease) will be subject to the following:

         (a) Tenant will be responsible for the active supervision (on-site) of all workmen and others performing the move and will indemnify and hold harmless Landlord against and from all liability for damage to property (whether belonging to Landlord or any other person) and injuries to persons in connection with the move and the actions or failure to act of or by those performing the move.

         (b) Tenant will be responsible for any damage to the Improvements, the Premises or the premises and property of others caused by or incurred in connection with the move or the activities connected therewith. Landlord will perform such inspection(s) as Landlord in its sole discretion determines to be appropriate, and will invoice Tenant for the repair of all such damage or the replacement, if necessary, of damaged items. All determinations of the extent of damage and the costs of repair or replacement will be made by Landlord in its sole discretion. The invoiced sums will constitute amounts included within and payable under Section 10 above.

                 SECTION 29: COMPLIANCE WITH LEGAL REQUIREMENTS

29.01 Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

                          SECTION 30: INDEMNIFICATION.

30.01 Tenant at its expense will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors, harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease, or any event on the Premises, whatever the cause; provided, however, that nothing herein shall be construed to require Tenant to indemnify Landlord against Landlord's or its agent's or contractor's negligence or willful misconduct.

30.02 Landlord, at its expense, will defend, indemnify and save Tenant, its agents and employees harmless for any loss, damage, claim of damage, liability or expense arising out of claims for personal injury, death or property damage relating to occurrences in or about the Premises caused by the negligence or willful misconduct of Landlord, its agents or contractors.

30.03 Notwithstanding the provisions of subsection 30.01 and 30.02, the parties release each other from any claims either party ("Injured Party") has against the other. This release is limited to the extent the claim is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under this Lease, whichever is greater.

            SECTION 31: DEFINITION OF LANDLORD; LANDLORD'S LIABILITY

31.01 The term "Landlord" as used in this Lease, so far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned, is limited to mean and include only the owner or owners of fee title to the Premises at the time in question and, in the event of any transfer or transfers of the title to such fee, the Landlord herein named (and, in case of any subsequent transfers or conveyances, the then grantor) will, upon the assumption by such transferee of Landlord's obligations under this Lease automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed. The foregoing limitation on Landlord's liability shall not, apply with respect to claims made by Tenant against Landlord, in writing, prior to such transfer unless the transferee specifically assumes the obligation which forms the basis of Tenant's claim.

         If Landlord fails to perform any provision of this Lease upon Landlord's part to be performed and if, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord, and Landlord shall not be personally liable for any deficiency.

                        SECTION 32: ENVIRONMENTAL MATTERS

32.01    (a)      Landlord represents and warrants to Tenant that to Landlord's actual knowledge the Premises is not subject to any liens, actions or proceedings relating to "Hazardous Materials" (as hereinafter defined) or "Environmental Laws" (as hereinafter defined) and Landlord is not a party to any such action or proceeding and Landlord has received no notice of any such lien, action or proceeding that is pending or threatened.
                  Landlord shall notify Tenant of any subsequent lien, action or proceeding which may hereafter be pending or threatened.
                  Landlord further represents and warrants to Tenant that to Landlord's actual knowledge, no Hazardous Materials are or have been located, stored or disposed of on or released or discharged from the Premises in any manner or amount that violates any Environmental Law or that would give rise to liability under such law.

         (b) Landlord shall, at no cost or expense to Tenant, take actions necessary to comply with all Environmental Laws affecting the Premises including, without limitation, removal, containment and remedial actions required by any Environmental Laws or any governmental agencies in the enforcement of Environmental Laws affecting the Premises and shall indemnify and defend Tenant from and against any and all costs, claims, expenses, damages, liens, losses and judgments arising out of the breach of Landlord's representations and warranties contained in this Section. Notwithstanding the foregoing, Landlord's covenants and indemnification obligations with respect to environmental matters shall not extend to (i) any claim arising out of any Hazardous Materials which are brought to or introduced to the Premises from and after the date of this Lease by persons or entities other than Landlord, its agents, employees, contractors or representatives, or (ii) any claim by Tenant for lost profits, interruption of business activities or any other claims for damage or losses of a consequential nature.

         (c) Neither Tenant nor its agents, employees, or contractors shall cause or permit Hazardous Materials to be brought upon, kept or used in, on, or about the Premises except as permitted under and in full compliance with all Environmental Laws. If Tenant obtains knowledge of the acts or suspected release of a hazardous material, then Tenant shall promptly notify Landlord of such acts or suspected release. Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant involving a release. If Tenant or its agents, employees, or contractors shall cause or permit a release, then Tenant shall promptly notify Landlord of such release and Immediately begin investigation and remediation of such release as required by all Environmental Laws. Tenant shall indemnify, defend and hold Landlord, its affiliates, subsidiaries, employees, agents, officers, directors, invitees, contractors and their respective successors and assigns harmless from and against all loss, liability, suits, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys fees) attributable to the introduction of Hazardous Materials to the Premises from and after the date hereof and during the term of this Lease or Tenant's occupancy of the Premises by persons or entities other than Landlord, its agents, employees, contractors or representatives.

         (d) As used herein, Hazardous Materials shall mean any material or substance (i) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601, et seq.), and all amendments thereto and regulations promulgated thereunder;
                  (ii) containing gasoline, oil, diesel fuel or other petroleum products; (iii) defined as a "hazardous waste" pursuant to the Federal Resource Conservation Recovery Act (42 USC Section 6901, et seq.) and amendments thereto and regulations promulgated thereunder; or (iv) the presence of which requires investigation or remediation or which or becomes defined as a "hazardous waste" or "hazardous substance" under any statute, regulation or ordinance of any federal, state or local governmental authority having jurisdiction over the Premises ("Applicable Laws"). The respective indemnification obligations of Landlord and Tenant under this Section shall survive the expiration or termination of this Lease.

         (e) As used herein, Environmental Laws means those laws relating to the storage, use, generation, manufacture, installation, release, discharge, or disposal of "Hazardous Materials."

                          SECTION 33: ENTIRE AGREEMENT

33.01 This Lease and the Exhibits, attached hereto and forming a part hereof, set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, stipulations, promises, conditions or understanding, either oral or written, between them other than herein set forth.

                              SECTION 34: GENERAL

34.01 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "Tenant" may include, if appropriate, a group of persons acting as a single entity or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

34.02 Any waiver or waivers by Landlord of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by Landlord with respect to any act, neglect or default by Tenant will not waive or make unnecessary Landlord's consent or approval with respect to any later similar act, neglect or default by Tenant.

34.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any Paragraphs or Clauses.

34.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

34.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and assigns of Landlord and Tenant.

34.06 The laws of the State of Michigan will control in the construction and enforcement of this Lease.

                           SECTION 35: EXISTING CABLE

35.01 The parties acknowledge that there is currently running through the Premises a cable which connects the buildings on either side of the Premises. Tenant shall maintain the cable in good condition and repair except for normal wear and tear and casualty damage (including the replacement of parts and equipment, if necessary). Tenant shall not remove or replace the cable without Landlord's prior written consent, which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth at the outset hereof.

WITNESSES:                                LANDLORD:

                                          PENOBSCOT LAND COMPANY, A MICHIGAN
                                          CO-PARTNERSHIP

____________________________              By: ______________________________
                                              Thomas T. Beeler
                                              Its: Managing General Partner

                                          TENANT:

                                          ASSET ACCEPTANCE CORP., A MICHIGAN
                                          CORPORATION

____________________________              By: ______________________________
                                              N.F. Bradley
                                              Its: President

____________________________

                                          LEE ACCEPTANCE CORP., A MICHIGAN
                                          CORPORATION

____________________________              By: ______________________________
                                              N.F. Bradley
                                              Its: President
____________________________

                                          FINANCIAL CREDIT CORP., A MICHIGAN
                                          CORPORATION

____________________________              By: ______________________________
                                              N.F. Bradley
                                              Its: President
____________________________

                                          CITY FINANCIAL CORP., A MICHIGAN
                                          CORPORATION

____________________________              By: ______________________________
                                              N.F. Bradley
                                              Its: President
____________________________

____________________________              By: ______________________________
                                              Thomas T. Beeler
                                              Its: Managing General Partner
____________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

City of Warren, County of Macomb, State of Michigan, described as:

                  Lots 14, 15 and 16, Denton Industrial Subdivision as recorded in Liber 78, pages 24, 25 and 26 of Plats, Macomb County Records, together with that certain building consisting of approximately 22,000 square feet and all improvements located thereon.

                  Commonly known as 6985 Miller Drive, Warren, Michigan.

                                      A-1